n e w s r e l e a s e Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY  40201-1438
http://www.humana.com

FOR MORE INFORMATION CONTACT:

Regina Nethery
Humana Investor Relations
(502) 580-3644
e-mail: Rnethery@humana.com

Tom Noland
Humana Corporate Communications
(502) 580-3674
e-mail: Tnoland@humana.com

Humana Writes Off Risk Corridor Receivables

•	Risk corridor receivables outstanding no longer deemed collectible given recent court ruling

•	Statutory capital associated with risk corridor receivables previously fully funded by parent company

•	Updated 2016 EPS projections of approximately $6.09 GAAP and approximately $9.50 Adjusted

•	Core business operations continue to perform as previously expected

LOUISVILLE, KY (December 8, 2016) – Humana Inc. (NYSE: HUM) today announced that a change in interpretation of the Affordable Care Act (ACA) associated with a recent court decision(a) involving parties unrelated to the company now requires the company, under applicable accounting rules, to write-off essentially all of the $591 million in receivables associated with the risk corridor premium stabilization program(b) outstanding as of September 30, 2016.  The company anticipates collection of approximately $8 million in risk corridor receivables outstanding as of September 30, 2016 associated with the 2014 plan year based on information published by the Centers for Medicare and Medicaid Services (CMS) on November 18, 2016.  The company has previously collected approximately $30 million from CMS for risk corridor receivables also associated with the 2014 plan year.

Risk corridor receivables previously recorded resulted in higher premium income in the related period accrued.  Consequently, the company will reflect the write-off of the receivables as an adjustment to premium income in the quarter ending December 31, 2016 (4Q16).  The company expects to exclude the impact of the risk corridor receivables write-off from its Adjusted EPS for 4Q16 and FY16.

The risk corridor premium stabilization program expires on December 31, 2016, so the write-off of these receivables will have no impact on the company’s expected performance for the year ending December 31, 2017.  Importantly, risk corridor receivables were not previously allowed as assets for statutory surplus and, therefore, were already fully funded by the parent company.

Humana’s core businesses continue to perform as previously expected.  The company has also now included an estimate of transaction and integration costs for 4Q16 in its projections for the year ending December 31, 2016 (FY16).  Humana’s updated GAAP(c) and Adjusted(d) diluted earnings per common share (EPS) guidance for FY16 follows:

EPS – FY16	GAAP EPS	Adjustments to GAAP (d)	Adjusted (Non-GAAP) EPS
Guidance as of November 4, 2016	Approximately $8.68	At least $0.82	Approximately $9.50
Write-off of risk corridor receivables (b)	(2.45)	2.45	-
Transaction and integration costs for 4Q16 not previously estimated	(0.14)	0.14	-
Guidance as of December 8, 2016	Approximately $6.09	Approximately $3.41	Approximately $9.50

The company has included financial measures in this release that are not in accordance with GAAP.  Management believes that these measures, when presented in conjunction with the comparable GAAP measures, provide investors greater transparency into the company’s core business operations and operating performance.  Management uses these non-GAAP financial measures as indicators of the company’s business performance, as well as for operational planning and decision making purposes.  Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this press release are in accordance with GAAP unless otherwise indicated.

Footnotes

(a)
On November 10, 2016, the U.S. Court of Federal Claims ruled in favor of the government in one of a series of cases filed by insurers against the Department of Health and Humana Services (HHS) to collect risk corridor payments, rejecting all of the insurer’s statutory, contract and Constitutional claims for payment.  The company had maintained the receivable in previous periods in reliance upon the interpretation previously promulgated by HHS that the risk corridor receivables were obligations of the U.S. government.  Given this court decision, however, the company’s conclusion with respect to the ultimate collectability of the receivable has shifted, and accounting rules require that the receivable be written off. Land of Lincoln Mutual Health Insurance Company v. United States; United States Court of Federal Claims No. 16-744C.

(b)
Under health care reform, premium stabilization programs, commonly referred to as the 3Rs, became effective January 1, 2014.  These programs include a permanent risk adjustment program, a transitional reinsurance program, and a temporary risk corridors program designed to more evenly spread the financial risk borne by issuers and to mitigate the risk that issuers would have mispriced products.  In each case, operation of the program is subject to appropriation or other federal administrative action.  The company had previously disclosed in its filings with the Securities and Exchange Commission (SEC), “. . . to the extent certain provisions of the Health Care Reform Law are successfully challenged in court or there are changes in legislation or the application of legislation, there can be no guarantee that receivables established under the reinsurance, risk corridor or risk adjustment provisions of the Health Care Reform Law will ultimately be collected.”

(c)	GAAP is Generally Accepted Accounting Principles.

(d)	Adjusted EPS guidance for FY16 excludes:
a.	Pretax transaction and integration costs associated with the pending transaction with Aetna Inc. of $105 million, or $0.63 per diluted common share.
b.	Amortization expense for identifiable intangibles of $77 million pretax, or $0.33 per diluted common share
c.
The write-off of risk corridor receivables totaling $583 million pretax, or $2.45 per diluted common share, in light of the change in interpretation of the ACA demonstrated by the recent court decision referenced in footnote (a) above.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, Humana’s and Aetna’s actions with respect to the pending Department of Justice (DOJ) litigation; the outcome of the pending litigation in which the DOJ is seeking to block the transaction; the timing to consummate the transaction if it is not blocked; the terms and the timing of divestiture agreements entered into by Humana and Aetna to address the DOJ’s perceived competitive concerns regarding Medicare Advantage; the risk that a condition to closing of the transaction may not be satisfied or that the closing of the transaction otherwise does not occur; the risk that a regulatory approval required for the transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the outcome of various litigation matters related to the transaction that are in addition to the pending DOJ litigation; the diversion of management time on transaction-related issues (including the pending DOJ litigation); as well as information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•
Humana’s transaction with Aetna is subject to various closing conditions, including governmental and regulatory approvals as well as other uncertainties and there can be no assurances as to whether and when it may be completed.

•	The merger agreement between Humana and Aetna prohibits Humana from pursuing alternative transactions to the pending transaction with Aetna.
•
The number of shares of Aetna common stock that Humana’s stockholders will receive in the transaction is based on a fixed exchange ratio. Because the market price of Aetna’s common stock will fluctuate, Humana’s stockholders cannot be certain of the value of the portion of the transaction consideration to be paid in Aetna’s common stock.

•
While the transaction with Aetna is pending, Humana is subject to business uncertainties and contractual restrictions that could materially adversely affect Humana’s results of operations, financial position and cash flows or result in a loss of employees, customers, members or suppliers.

•	Failure to consummate the transaction with Aetna could negatively impact Humana’s results of operations, financial position and cash flows.
•	The filing of a civil antitrust complaint against us and Aetna is delaying, and could ultimately prevent, the consummation of the merger with Aetna.
•	Delays in completing the Merger will delay the benefits expected to be achieved by the Merger.
•
The timing of the closing of the transactions contemplated by the asset purchase agreements between Humana and Molina Healthcare, Inc., and between Aetna and Molina Healthcare, Inc., are uncertain, and may delay the completion of the merger between Humana and Aetna for a significant period of time.

•
If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of health care services delivered to its members, if the company is unable to implement clinical initiatives to provide a better health care experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. We continually review estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and make necessary adjustments to our reserves, including premium deficiency reserves, where appropriate. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves we may establish, including premium deficiency reserves, may be insufficient.  In addition, there can be no guarantees that any reconsideration that Humana may file with respect to certain of the Company’s Star rating measures for the 2018 bonus year will be successful, that operational measures Humana may take will successfully mitigate any negative effects of Star quality ratings for the 2018 bonus year, or that Humana will not experience a decline in membership growth for 2017 or 2018 as a result of the Company’s 2018 bonus year Star ratings.

•
If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives, state-based contract strategy, and its participation in the new health insurance exchanges, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products.

•
If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•	Humana’s business may be materially adversely impacted by the adoption of a new coding set for diagnoses (commonly known as ICD-10), the implementation of which became effective on October 1, 2015.
•
Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government) and governmental and internal investigations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

•
As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government health care programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates.

•
The Health Care Reform Law, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s  Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company’s ability to maintain the value of its goodwill; and the company’s cash flows.

•
Humana’s participation in the federal and state health insurance exchanges, which entail uncertainties associated with mix, volume of business and the operation of premium stabilization programs that are subject to federal administrative action, could adversely affect the company’s results of operations, financial position and cash flows.

•
Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.
•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.
•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2015;
•	Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;
•	Form 8-Ks filed during 2016.

About Humana

Humana Inc., headquartered in Louisville, Ky., is a leading health and well-being company focused on making it easy for people to achieve their best health with clinical excellence through coordinated care. The company’s strategy integrates care delivery, the member experience, and clinical and consumer insights to encourage engagement, behavior change, proactive clinical outreach and wellness for the millions of people we serve across the country.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:
•	Annual reports to stockholders
•	Securities and Exchange Commission filings
•	Most recent investor conference presentations
•	Quarterly earnings news releases
•	Calendar of events
•	Corporate Governance information